Exhibit 23.1
As an independent registered public accounting firm, we hereby consent to the incorporation of our report dated June 23, 2009 included in this Form 11-K into the Company’s previously filed Registration Statement File No. 33-31805 on Form S-8.

/s/ Sobel & Co., LLC

Livingston, New Jersey
June 23, 2009